Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Form S-8, Registration Statement No. 333-101076, and the Form S-8, Registration Statement No. 333-101077 of Millennium Bankshares Corporation, of our report dated April 5, 2005 on the consolidated financial statements of Millennium Bankshares Corporation as of December 31, 2004 for the year then ended as included in the registrant’s annual report on Form 10-K.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC Lexington, Kentucky April 14, 2005